Exhibit 99.4

FIRSTMERIT CORPORATION 3 CASCADE PLAZA AKRON, OH 44308-1103 ATTN: CARLTON E. LANGER	VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/FMER2016
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E07353-TBD            KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRSTMERIT CORPORATION

The Board of Directors recommends you vote FOR the following proposals:				For	Against	Abstain

1.     To adopt the Agreement and Plan of Merger, dated as of January 25, 2016, by and among FirstMerit, Huntington Bancshares Incorporated and West Subsidiary Corporation, as such agreement may be amended from time to time (the “FirstMerit merger proposal”).

				☐	☐	☐

2.     To approve, on an advisory (non-binding) basis, the compensation that certain executive officers of FirstMerit may receive in connection with the merger pursuant to existing agreements or arrangements with FirstMerit.

				☐	☐	☐

3. To approve one or more adjournments of the special meeting if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the FirstMerit merger proposal.				☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on ☐
the back where indicated.
Please indicate if you plan to attend this meeting. ☐ ☐
Yes No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,

administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement are available at www.proxyvote.com.

E07354-TBD

FIRSTMERIT CORPORATION Special Meeting of Shareholders June 13, 2016, 2:00 PM EDT This proxy is solicited by the Board of Directors

The undersigned hereby appoints PAUL G. GREIG, TERRENCE E. BICHSEL AND CARLTON E. LANGER, and each of them, proxies with full power of substitution to vote on behalf of the shareholders of FirstMerit Corporation on June 13, 2016, and any adjournment(s) and postponement(s) thereof, with all powers that the undersigned would possess if personally present, with respect to the proposal(s) set forth on the reverse side hereof. The affirmative vote of a majority of the shares represented at the meeting may authorize the adjournment of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THE PROXY WILL BE VOTED “FOR” THE APPROVAL OF PROPOSALS ONE, TWO AND THREE. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side